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                                                                     EXHIBIT 3.2

                               ARTICLES OF MERGER
                                    between
                               A. M. CASTLE & CO.
                            (a Delaware corporation)
                                       and
                               CASTLE MERGER, INC.
                            (a Maryland corporation)

      A. M. Castle & Co., a corporation duly incorporated and existing under the laws of the State of Delaware (the "Merging Corporation"), and Castle Merger, Inc., a corporation duly incorporated and existing under the laws of the State of Maryland (the "Surviving Corporation"), do hereby certify that:

      FIRST: The Merging Corporation and the Surviving Corporation agree to merge in the manner hereinafter set forth (the "Merger").

      SECOND: The Merging Corporation is incorporated under the laws of the State of Delaware and the Surviving Corporation is incorporated under the laws of the State of Maryland.

      THIRD: The Merging Corporation was incorporated under the general laws of the State of Delaware on April 21, 1966. The Merging Corporation became qualified to do business in the State of Maryland on August 24, 1951.

      FOURTH: The principal office of the Surviving Corporation in the State of Maryland is located in Baltimore City. The Merging Corporation does not have an office in the State of Maryland.

      FIFTH: The Merging Corporation does not own an interest in land in the State of Maryland.

      SIXTH: The terms and conditions of the Merger set forth in these Articles of Merger were advised, authorized and approved by each of the Surviving Corporation and the Merging Corporation in the manner and by the vote required by its charter or certificate of incorporation, as applicable, and the laws of the State of Maryland or Delaware, as applicable, as follows:

      (a) The sole member of the Board of Directors of the Surviving Corporation, by written consent, adopted resolutions approving the Merger on the terms and conditions set forth herein.

      (b) The Board of Directors of the Merging Corporation, at a meeting duly called and held on January 25, 2001, adopted resolutions declaring the Merger advisable on the terms and

12770673 82516485                 STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 5 page document on file is this offices DATED: 11-21-02.
                  STATE DEPARTMENT ON ASSESSMENTS AND TAXATION

By: Ann Custis, custodian.

This stamp replaces our previous certification system. Effective : 6/95.

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            conditions set forth herein and directing that the Merger be submitted to the stockholders of the Merging Corporation. The holders of majority of the outstanding stock of the Merging Corporation entitled to vote thereon, at a meeting duly called and held on April 26, 2001, approved the Merger on the terms and conditions set forth herein.

      SEVENTH: The charter of the Surviving Corporation will be amended as part of the Merger by deleting existing Article Second in its entirety and adding a new Article Second to read as follows:

            "Second: The name of the corporation is A. M. Castle & Co.

      EIGHTH: The total number of shares of all classes which each party to these Articles of Merger has authority to issue and the number of shares of each class are as follows:

      (a) The total number of shares of all classes which the Surviving Corporation has authority to issue is 40,000,000 shares, which includes 30,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of series preferred stock, par value $.01 per share. The aggregate par value of all shares of all classes having a par value is four hundred thousand dollars ($400,000).

      (b) The total number of shares of all classes which the Merging Corporation has authority to issue is 30,000,000 shares of common stock without par value.

      NINTH: The manner and basis of converting or exchanging issued stock of the Merging Corporation into stock of the Surviving Corporation is as follows:

      (a) Each issued and outstanding share of common stock of the Merging Corporation at the Effective Time (as defined below) shall, without the necessity of any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

      (b) From and after the Effective Time, each outstanding certificate which prior thereto represented shares of common stock of the Merging Corporation shall be deemed for all corporate purposes to evidence the ownership of the number of shares of common stock of the Surviving Corporation into which such shares have been so converted as provided in clause (a) above.

      (c) From and after the Effective Time, the 100 shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall be cancelled and no consideration shall be issued in exchange therefor.

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      (d)   There are no shares of series preferred stock of the Surviving
            Corporation issued and outstanding.

      TENTH: These Articles of Merger shall become effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland (the "Effective Time").

      ELEVENTH: Each undesigned officer acknowledges these Articles of Merger to be the corporate act of the respective corporation on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed ace true in all material respects and that this statement is made under the penalties for perjury.

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      IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto on this 5th day of June, 2001.

ATTEST:                         A.M. CASTLE & Co., a Delaware corporation

/s/ JERRY M. AUFOX              By:/s/ G. Thomas Mckane
-------------------                --------------------------------------------
Secretary                       Name: G. Thomas Makane
                                Title: President and Chief Executive Officer

ATTEST:                         CASTLE WERGER, INC., a Maryland corporation

/s/ JERRY M. AUFOX              By:/s/ G. Thomas Mckane
-------------------                --------------------------------------------
Secretary                       Name: G. Thomas Makane
                                Title: President and Chief Executive Officer

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